Exhibit 4(s)

                WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment") dated as of December 5, 2001, is entered into among LUBY'S, INC. (formerly known as Luby's Cafeterias, Inc.), a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof ("Lenders") and BANK OF AMERICA, N.A. (successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Lender for the Lenders (in said capacity, the "Administrative Lender").

                                   RECITALS:

     A. The Borrower, the Lenders, and the Administrative Lender have entered into that certain Credit Agreement dated as of February 27, 1996 (As amended by that certain First Amendment to Credit Agreement dated as of January 24, 1997, that certain Second Amendment to Credit Agreement dated as of July 3, 1997, that certain Third Amendment to Credit Agreement dated as of October 27, 2000, and that certain Fourth Amendment to Credit Agreement dated as of June 29, 2001, and as the same may be further amended or modified, the "Credit Agreement").

     B. The Borrower has informed the Administrative Lender and the Lenders that it has failed to comply with certain covenants in Section 5.9 of the Credit Agreement for the fiscal quarter ending November 21, 2001.

     C. The Borrower, the Lenders, and the Administrative Lender desire to waive certain Events of Default under the Credit Agreement and amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, and the Administrative Lender covenant and agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.1 Definitions. Unless otherwise defined in this Fifth Amendment, terms defined by the Credit Agreement, where used in this Fifth Amendment, shall have the same meanings in this Fifth Amendment as are prescribed by the Credit Agreement.


                                   ARTICLE 2

                                  Amendments

     Section 2.1. Amendment to Definitions in Article 1. Effective as of the date hereof, Article 1 of the Credit Agreement is amended as follows:

     (a) The definition of "Further Extension Conditions" in Article 1 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "Further Extension Conditions" shall mean each of the following:
     (a) the Borrower shall have maintained a minimum annual EBITDA of $20,000,000 for the Borrower's fiscal year ending August 28, 2002;
     (b) the Borrower shall have delivered to the Administrative Lender a certificate signed by an Authorized Officer of the Borrower, effective as of April 30, 2003, stating that no Default or Event of Default has occurred and remains in existence on such date,
     (c) all payments required by subparagraphs (i) and (ii) of
     Section 2.5(b) shall have been made, (d) no Default or Event of Default shall have occurred and remain in existence on April 30, 2003 and (e) the Borrower shall have paid to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, the fee required by Section 5.22.

     b. The definition of "Fifth Amendment" is added, in proper alphabetical order, to Article 1 of the Credit Agreement and shall read in its entirety as follows:

     "Fifth Amendment" means that certain Fifth Amendment to Credit Agreement dated as of December 5, 2001 among the Borrower, the Administrative Lender and certain Lenders party thereto.

     Section 2.2.  Amendment to Section 5.4.  Effective as of the date hereof,
Section 5.4 of the Credit Agreement is amended and restated to read in its entirety as follows:

     Section 5.4. Capital Expenditures. Capital Expenditures by the Borrower shall be made solely from cash flow or from proceeds of Pappas Loans, exclusive of any disposition or refinancing of real estate. Capital Expenditures, excluding Capital Expenditures made from Excess Cash pursuant to Section 5.19, shall not exceed
     (i) $15,000,000 in the fiscal year ending August 28, 2002, (ii) $20,000,000 for any fiscal year of the Borrower ending August 27, 2003 and thereafter, and (iii) $5,000,000 during any fiscal quarter of any fiscal year of the Borrower.

     Section 2.3.  Amendment to Section 5.9.  Effective as of the date hereof,
Section 5.9 of the Credit Agreement is amended and restated to read in its entirety as follows:

     Section 5.9.  Minimum EBITDA.

     (a) The Borrower shall maintain minimum quarterly EBITDA in amounts, (i) for the fiscal quarter ending November 21, 2001, at least equal to $6,344,100,
(ii) for the fiscal quarter ending February 13, 2002, $645,088, (iii) for the fiscal quarter ending May 8, 2002, at least equal to $5,715,371, (iv) for the fiscal quarter ending August 28, 2002, at least equal to $9,675,061, (v) for each of the first three (3) fiscal quarters of each fiscal year beginning with fiscal year ending August 27, 2003, at least equal to 90.0% of the Borrower's projected quarterly EBITDA for each such fiscal quarter and (vi) for the fiscal year to date period through the end of such fiscal quarter, at least 90.0% of the Borrower's projected cumulative EBITDA for such period, in the case of clause (v) and (vi) as reflected in the Budget.

     (b)  The Borrower shall maintain minimum annual EBITDA as follows:
$16,000,000 for the Borrower's fiscal year ending August 31, 2001; $16,600,000 for the Borrower's fiscal year ending August 28, 2002; $44,000,000 for the Borrower's fiscal year ending August 27, 2003; and $47,000,000 for the Borrower's fiscal year ending August 25, 2004.

     Section 2.4. Amendment to add Section 5.23. Effective as of the date hereof, the Credit Agreement is amended to add a new Section 5.23, which shall read in its entirety as follows:

     Section 5.23 Fifth Amendment Fee. On or before June 30, 2002, the Borrower shall pay to the Administrative Lender for the benefit of the Lenders executing the Fifth Amendment a deferred amendment fee equal to 0.10% of the aggregate principal amount of the Obligations outstanding as of November 30, 2001. Such deferred amendment fee shall be deemed to be a part of, and included in, the Obligations and secured by the Collateral.

     Section 2.5. Amendment to Section 6.1. Effective as of the date hereof, clause (j) of Section 6.1 of the Credit Agreement is amended and restated to read in its entirety as follows:

     (j) Within 30 days after the last day of each four week fiscal period, (i) a financial report, in form satisfactory to the Administrative Lender and the Lenders, reflecting actual financial performance compared to projected financial performance as set forth in the Budget and (ii) a cash flow statement substantially in the form of Exhibit D hereto.

     Section 2.6 Amendment to add Exhibit D. Effective as of the date hereof, the Credit Agreement is amended to add a new Exhibit D to the Credit Agreement, such Exhibit D shall read as Exhibit D attached hereto.


                                   ARTICLE 3

                                 Miscellaneous

     Section 3.1. Representations and Warranties; No Event of Default. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendment contemplated by this Fifth Amendment, subject to Section 3.2:

     (a) the representations and warrants contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) the Borrower has full power and authority to execute, deliver and perform this Fifth Amendment, and the Credit Agreement, as amended by this Fifth Amendment, the execution, delivery and performance of this Fifth Amendment and the Credit Agreement, as amended by this Fifth Amendment, have been authorized by all corporate action of the Borrower, and this Fifth Amendment and the Credit Agreement, as amended by this Fifth Amendment, constitute the legal, valid, and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d) neither the execution, delivery and performance of this Fifth Amendment or the Credit Agreement, as amended by this Fifth Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any law, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject;

     (e) no authorization, approval consent, or other action by, notice to, or filing with, any Tribunal or other Person (other than the Board of Directors of the Borrower) is required for the (i) execution, delivery or performance by the Borrower of this Fifth Amendment and the Credit Agreement, as amended by this Fifth Amendment, or (ii) acknowledgment of this Fifth Amendment by any Guarantor; and

     (f) except as attached hereto, the all Schedules and Exhibits to the Credit Agreement are true, correct and complete as of the date of this Fifth Amendment.

     Section 3.2. Condition of Effectiveness. This Fifth Amendment and the amendments and waivers contained herein, shall be effective as of the date first above written, subject to the following:

     (a) The Borrower shall have paid to the Administrative Lender, for the benefit of the Lenders executing the Fifth Amendment, in immediately available funds an amendment fee in an amount equal to 0.15% of the aggregate principal amount of the Obligations outstanding as of November 30, 2001;

     (b) the Administrative Lender shall have received counterparts of this Fifth Amendment executed by sufficient Lenders to constitute Lenders in accordance with Section 10.12 of the Credit Agreement;

     (c) the Administrative Lender shall have received counterparts of this Fifth Amendment executed by the Borrower and acknowledged by each Guarantor;

     (d) the representations and warranties set forth in Section 3.1 of this Fifth Amendment shall be true and correct; and

     (e) the Administrative Lender shall have received a copy of the certified resolutions of the Borrower authorizing the execution, delivery and performance of this Fifth Amendment.

     Section 3.3. Agreement for Specific Waiver. Upon the effectiveness of this Fifth Amendment, the Event of Default which exists by reason of the Borrower's noncompliance with the minimum quarterly EBITDA required by Section 5.9(a) of the Credit Agreement for the period of September 1, 2001 through November 21, 2001 shall be deemed to be waived, provided that such waiver is expressly conditioned and limited as provided by this Section 3.3. Except as expressly provided by this Section 3.3, this Fifth Amendment shall not constitute and shall not be deemed a waiver of any other term or covenant in the Credit Agreement or any other Loan Paper.

     Section 3.4.  Guarantors' Acknowledgment.  By signing below, each Guarantor
(i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fifth Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fifth Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

     Section 3.5.  Reference to the Credit Agreement.

     (a) Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     Section 3.6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

     Section 3.7. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. A telecopy of any such executed counterpart shall be deemed valid as an original thereof.

     Section 3.8. Governing Law; Binding Effect. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

     Section 3.9. Headings. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

     Section 3.10. Entire Agreement. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

LUBY'S, INC.


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________


BANK OF AMERICA, N.A., as Administrative Lender

By:   Authorized Representative


BANK OF AMERICA, N.A., as a Lender

By:   Authorized Representative


SUNTRUST BANK

By:   Authorized Representative


THE CHASE MANHATTAN BANK

By:   Authorized Representative


By:   Authorized Representative




THE BANK OF TOKYO-MITSUBISHI, LTD. HOUSTON AGENCY


By:   Authorized Representative


By:   Authorized Representative



ACKNOWLEDGED AND AGREED:

LUBY'S HOLDINGS, INC.


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________


LUBCO, INC.


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________


LUBY'S LIMITED PARTNER, INC.


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________

LUBY'S MANAGEMENT, INC.


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________

LUBY'S RESTAURANTS LIMITED PARTNERSHIP

By:  LUBY'S MANAGEMENT, INC., its
     general partner


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________

LUBY'S BEVCO, INC.


By:   /s/ Ernest Pekmezaris

Name: Ernest Pekmezaris
      _____________________________

Title:Senior Vice President and CFO
      _____________________________



                                 EXHIBIT D
                                    to
                          WAIVER AND FIFTH AMENDMENT

                          Form of Cash Flow Statement

            Cash Flow Statement for the period ending _______ __, 200_



                                        Period ending _____ __, 200_
                 ____________________________________________________
                 EBITDA                 _____________________________
                 Federal Tax Refund     _____________________________
                 Interest Expense       _____________________________
                 Capital Expenditures   _____________________________
                 Total                  _____________________________

                 Cash & Investments     _____________________________

                 Net Cash & Investments _____________________________